UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01	Regulation FD

On March 4, 2010, Lighting Science Group Corporation (the “Company”) will be making a presentation at the Canaccord Adams Sustainability Forum. A copy of the written presentation is available on the Investor Relations section of the Company’s website at:

http://investor.lsgc.com/eventdetail.cfm?EventID=78877

Note: Information in this Current Report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this current report contains material investor information that is not otherwise publicly available.

Section 8 – Other Events

Item 8.01.	Other Events.

On March 3, 2010, the Company completed its previously announced rights offering (the “Rights Offering”), which expired in accordance with its terms at 5:00 p.m., New York City time, on February 26, 2010.

Pursuant to a convertible note agreement, the Company previously granted Pegasus Partners IV, L.P. (“Pegasus IV”) or its assignees the option (the “Standby Purchase Option”) to acquire any or all of the Units that were not subscribed for pursuant to the Rights Offering. As disclosed pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2010, the Company received $2.0 million from Pegasus IV as an advance payment for Units pursuant to the Standby Purchase Option. Notwithstanding this advance payment, Pegasus IV or its assignees may also elect to purchase additional Units pursuant to the Standby Purchase Option until April 18, 2010. In total, the Standby Purchase Option provides Pegasus IV the right to purchase approximately 24,966,925 Units. The Company has been informed by Pegasus IV that Pegasus IV or its assignees currently intend to purchase all of the remaining Units pursuant to the Standby Purchase Option. The Company therefore expects to receive approximately $25.4 million in gross proceeds in connection with the closing of the Rights Offering (excluding the amount of principal and interest that automatically converted to Units pursuant to the terms of the convertible note agreements with Pegasus IV and Koninklijke Philips Electronics N.V.) and the exercise of the Standby Purchase Option.

Pegasus IV is the Company’s largest stockholder and beneficially owned approximately 82.5% of the Company’s common stock as of January 4, 2010 (calculated in accordance with Rule 13d-3 of the Exchange Act).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this report contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical fact provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include Pegasus IV and its assignees decision to purchase Units pursuant to the Standby Purchase Option. Additional factors include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s registration statement on Form S-1, as amended, filed with the SEC on January 12, 2010, the Company’s most recent Annual Report on Form 10-K filed with the SEC, subsequent quarterly reports on Form 10-Q filed with the SEC, and the risks discussed in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: March 4, 2010	By:	/S/ JOHN D. MITCHELL, JR.
	Name:	John D. Mitchell, Jr.
	Title:	Corporate Secretary